FOR IMMEDIATE RELEASE

FISKER INTRODUCES NEW DEALER PARTNERSHIP MODEL IN STRATEGIC TRANSFORMATION FOR COMPANY

- Fisker expects to have approximately 100 dealer locations in both Europe and North America.
- Fisker expects to send its first Fisker Ocean vehicles to new dealers by the end of Q1 2024.
- Fisker is making this move to align with its asset light business model and to scale for significant acceleration of Fisker Ocean deliveries and higher volume production of additional future models.
- In Europe, Fisker will continue to offer direct sales but will bring on sales and distribution partners.



LOS ANGELES (Jan. 4, 2024) – Fisker Inc. (NYSE: FSR) ("Fisker"), driven by a mission to create the world's most emotional and sustainable electric vehicles, today announced that the company is developing an innovative Dealer Partnership model in North

America. In Europe, Fisker intends to pursue a hybrid of direct sales and dealer arrangements.

Henrik Fisker, Chairman and CEO, said:

"As we saw throughout 2023, the EV market has changed dramatically. As a high-growth startup, Fisker is transforming its strategic efforts by putting in place the brand accessibility and sales channels required to satisfy increasing demand for the Fisker Ocean and to prepare for launch of additional future models. As a result, we are evolving our business model and intend to add as many as 50 dealer partners in the US and Canada and a similar number of dealer locations in Europe this year. In keeping with our asset light strategy, I expect the Dealer Partnership model should enable Fisker to expand its sales and delivery network at a faster pace."

Large dealer territories, no-haggle pricing, and vehicles to first dealers by end of Q1 2024

The Dealer Partnership model combines the goal of offering our customers no-haggle pricing on Fisker vehicles (where permitted) while also providing our dealer partners with larger market territories, so they can maintain pricing without concern for local competition. The company has been in discussions with numerous potential dealers since late November 2023.

The company is implementing this approach to expedite the expansion of its sales, delivery, and test drive network. Fisker expects that its first dealers will start receiving vehicles by the end of Q1 2024, and that it will have all its initial dealer partners in place when higher-volume vehicle models arrive in the marketplace in the future.

Sustainable dealerships and streamlined customer support

In keeping with its sustainability mission, Fisker does not plan to require its dealer partners to make extensive, time-consuming, or costly changes to their existing facilities. The company has developed corporate identity features that it can quickly provide to its dealer partners so that they can commence sales and service as soon as possible. Fisker will continue to maintain its own Fisker Lounges in global markets so that

customers may experience the brand and contribute sales leads that the company can send to its dealers.

Fisker will be working with dealer partners who place a high emphasis on delivering excellent customer satisfaction, providing streamlined customer support and service, as well as expanded test-drive opportunities as the range of Fisker models and trim levels expands. Dealers will also facilitate financing and insurance arrangements and assist customers with matters related to Fisker's warranty.

Hybrid business model in Europe

Following the agency model, Fisker plans to sign up sales and distribution partners in its European markets, while the company continues direct sales in the region.

Dealers can inquire by using the following email address:

North America Market:
retailpartners@fiskerinc.com

EU Market
retailpartnersEurope@fiskerinc.com

About Fisker Inc.

California-based Fisker Inc. is revolutionizing the automotive industry by designing and developing individual mobility in alignment with nature. Passionately driven by a vision of a clean future for all, the company is on a mission to create the world's most sustainable and emotional electric vehicles. To learn more, visit Fiskerinc.com and enjoy exclusive content across Fisker's social media channels:
Facebook, Instagram, Twitter, YouTube, and LinkedIn.

Download the revolutionary new Fisker mobile app from the App Store or Google Play .

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Contact:

European Media:
Press.europe@fiskerinc.com

US Media
Fisker@GODRIVEN360.com

Customer service: Support@fiskerinc.com

Fisker Inc. Communications:

Matthew DeBord
VP, Communications
mdebord@fiskerinc.com

Franziska Queling
Regional Head of Public Relations Europe
fqueling@fiskerinc.com

Investor Relations:
Frank Boroch, VP of Investor Relations
fboroch@fiskerinc.com

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the "safe harbor" provisions of the US Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "feel," "believes," expects," "estimates," "projects," "intends," "should," "is to be," or the negative of such terms, or other comparable terminology and include, among other things, the quotation of our CEO, the statements regarding the planned development of a dealer partnership approach to vehicle distribution, the planned timing of the opening of Fisker facilities, the Company's future performance, expansion of operations, software updates, and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: Fisker's limited operating history; Fisker's ability to enter into additional manufacturing and other contracts with Magna or tier-one suppliers in order to execute on its business plan; Fisker's ability to transition to a dealer partnership approach from a direct-to-consumer distribution model; the risk that OEM and supply partners do not meet agreed-upon timelines or experience capacity constraints; Fisker may experience significant delays in the design, manufacture, regulatory approval, launch and financing of its vehicles; Fisker's ability to execute its business model, including market acceptance of its planned products and services; Fisker's inability to retain key personnel and to hire additional personnel; competition in the electric vehicle market; Fisker's inability to develop a sales distribution network; and the ability to protect its intellectual property rights; and those factors discussed in Fisker's Annual Report on Form 10-K, under the heading "Risk Factors", filed with the Securities and Exchange Commission (the "SEC"), as supplemented by Quarterly Reports on Form 10-Q, and other reports and documents Fisker files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Fisker undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.